Exhibit 99.1

VISA ANNOUNCES CEO SUCCESSION PLAN, CHARLES W. SCHARF TO BECOME CHIEF EXECUTIVE

OFFICER; JOSEPH W. SAUNDERS TO SERVE AS EXECUTIVE CHAIRMAN

SAN FRANCISCO, October 24 — Visa Inc. (NYSE: V) today announced that the company’s Board of Directors has elected Charles W. Scharf, formerly Chief Executive Officer of Retail Financial Services for JPMorgan Chase & Co. (JPMorgan Chase), to succeed Joseph W. Saunders as Visa’s Chief Executive Officer, effective November 1, 2012. Mr. Scharf is a former director of Visa Inc. (and its predecessor Visa U.S.A). Mr. Saunders, who has served as the company’s CEO since 2007, will continue his duties as executive chairman of the company during the period of his employment, which extends to March 31, 2013. After Mr. Saunders retires, the Board intends to appoint a new non-executive independent chairperson. The Board has also expanded from 10 to 11 directors, and Mr. Scharf has been appointed a director, effective November 1, 2012.

Mr. Scharf is currently Managing Director at One Equity Partners, which manages $10 billion of investments and commitments for JPMorgan Chase. He previously spent nine years at JPMorgan Chase and its predecessors as the Chief Executive Officer of Retail Financial Services, one of JPMorgan Chase’s six lines of business, and a major issuer of Visa branded cards. The business generated revenue of $30 billion annually with 130,000 employees. He was previously Chief Financial Officer of Bank One from 2000 to 2002 and spent 13 years at Citigroup and its predecessor companies, serving as Chief Financial Officer for Citigroup’s Global Corporate and Investment Bank prior to joining Bank One. He served on the Board of Visa U.S.A. from 2003 to 2007 and the Visa Inc. Board from 2007 to January 2011.

“It has been a pleasure and an honor to lead Visa through its transition to public listing,” said Mr. Saunders. “Over the past five years, we have put the company on a clear path towards continued long-term growth. We have executed on our strategy to grow our core business, expand internationally and innovate to evolve our offerings to meet rapidly changing market conditions. This has allowed us to deliver value to our clients and investors.”

Mr. Saunders continued, “I have known Charlie Scharf for almost a decade and I believe he is uniquely qualified to lead Visa in the future. He has a record of profitably growing businesses, and managing complex, large-scale global enterprises. He has demonstrated that he knows how to deliver value to customers and to shareholders. I am confident that under his leadership, Visa will continue to grow its core business globally and deliver innovation that meets customer needs. I look forward to working with him to make this transition seamless.”

“The board has been working with Joe Saunders to ensure that we found a leader to succeed him who could build on his success and also address the opportunities Visa will face in the future,” said John A. Swainson, lead independent director of the Visa Board. “On behalf of the entire Board, we thank Joe for his tireless work and leadership. The Visa that he will hand over to Charles Scharf is in every way stronger and well-positioned for long-term growth. Joe finalized the merger that created Visa Inc. and led the company through its successful public listing, which provided Visa with an opportunity to fulfill its potential – to invest in global growth.”

Mr. Swainson continued, “Charlie is an experienced, versatile leader. While at Chase, he built one of the premier retail banking operations in the U.S, and at Citi he served as CFO of a complex global business that operated in more than 110 countries providing securities, transaction processing and banking services to institutional clients. We believe that his proven ability to set strategy, lead large teams and drive growth and innovation through technology make him the best person to accelerate the execution of Visa’s strategic plan. Charlie understands the payments business – and the priorities of our clients – through his deep, rich history in the payments space both as one of the senior executives responsible for the payments business at JP Morgan Chase, one of our largest clients, and as a former Visa director for almost eight years.”

Mr. Scharf said, “The payments industry is an exciting place to be with both the continued migration across the globe to electronic payments and the development of ground-breaking new technologies, and Visa plays an important role in enabling both. Visa is uniquely positioned in this industry to continue its robust growth by providing innovative solutions to its financial institution clients, merchants and their customers everywhere. The management team Joe has led has made Visa into the industry leader and I am excited to build on that momentum in an evolving and dynamic market.”

Mr. Scharf added, “As both a client and a director, I have had many opportunities to work closely with Visa’s management team, and I truly believe that Visa is one of the world’s great companies. Great organizations are driven by talented people who are focused on execution excellence. To be a true industry leader also requires constantly innovating, taking risks, and building products and services for the future. I am honored to be able to continue to lead the Visa team towards this end.”

“Joe Saunders’ accomplishments, in building the outstanding company that Visa is today, set a challenging record for any new CEO to exceed. The CEO role at Visa is one of the greatest leadership positions in any industry. I am grateful for the opportunity, and I look forward to a very smooth transition and productive collaboration with the rest of the Visa leadership team,” Mr. Scharf concluded.

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About Visa

Visa Inc. (NYSE:V) is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks-VisaNet-that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank, and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit http://www.corporate.visa.com.

About Charles W. Scharf

Prior to joining Visa Inc., Mr. Scharf spent nine years at JPMorgan Chase as the Chief Executive Officer of Retail Financial Services, one of JPMorgan Chase’s six lines of business, and a major issuer of Visa branded cards. He was a member of the firm’s Operating Committee and its Executive Committee. Mr. Scharf is currently Managing Director at One Equity Partners, which manages $10 billion of investments and commitments for JPMorgan Chase.

From 2002 through 2004, he led Bank One’s consumer banking business, helping to rebuild the brand, expand the branch and ATM network, and develop senior talent. He was appointed Chief Financial Officer of Bank One in 2000, leading the company’s effort to fortify its balance sheet, improve financial discipline, and strengthen management reporting. Mr. Scharf spent 13 years at Citigroup and its predecessor companies, serving as Chief Financial Officer for Citigroup’s Global Corporate and Investment Bank prior to joining Bank One. He was Chief Financial Officer of Salomon Smith Barney when its parent company – Travelers Group – merged with Citicorp in 1998 to create the nation’s largest financial institution. Mr. Scharf became CFO of Smith Barney in 1995, after serving in a number of senior finance roles at Travelers companies, including Smith Barney, Primerica and Commercial Credit Corporation. He previously served on the Board of Visa U.S.A. from 2003 to 2007 and the Visa Inc. Board from 2007 to January 2011. He was also previously Director of Travelers Insurance.

He holds a Bachelor of Arts degree from Johns Hopkins University and an MBA degree from New York University. He is currently on the Board of Trustees for Johns Hopkins University.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors including the factors discussed in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Erica Harvill, 650-432-1211, globalmedia@visa.com